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                                                                    EXHIBIT 10.2


                                 AMENDMENT NO. 1
                                 ---------------
                                       TO
                      INTERNATIONAL DISTRIBUTOR AGREEMENT
                                    BETWEEN
                     STERLING COMMERCE INTERNATIONAL, INC.
                                      AND
                     STERLING SOFTWARE INTERNATIONAL, INC.


     THIS AMENDMENT NO. 1 (this "Amendment") is made and entered into as of January 31, 1997, by and between Sterling Commerce B.V., a private limited liability company organized and existing under the laws of The Netherlands ("SCII"), and Sterling Software International, Inc., a Delaware corporation ("Distributor"). Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed to them in the Agreement (as hereinafter defined).

     WHEREAS, Sterling Commerce International, Inc., a Delaware corporation ("SC International"), was an original party to the Agreement;

     WHEREAS, effective January 1, 1997, SC International assigned all of its rights and obligations under the Agreement to SCII, a wholly owned subsidiary of SCI; and

     WHEREAS, SCII and Distributor desire to clarify and/or correct certain provisions under the Agreement;

     NOW, THEREFORE, effective as of the date hereof, the International Distributor Agreement, dated as of March 4, 1996, between SC International and Distributor (together with all exhibits and schedules thereto, the "Agreement"), is hereby amended as follows:

     1. References in the Agreement to SCII shall mean and refer to Sterling Commerce B.V., a private limited liability company organized and existing under the laws of The Netherlands.

     2. The first "WHEREAS" clause of the Agreement is deleted in its entirety and replaced with the following:

     WHEREAS, Sterling Commerce (Mid America), Inc. ("ISG"), a subsidiary of SCI, and the Communications Software Group ("CSG"), an operating group of SCI (ISG and CSG, collectively the "SCI Companies"), market, license, install, maintain and support certain computer software products, including the Products (as defined below);

     3.  Section 1.a.: The first sentence of Section l.a. is deleted and
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replaced with the following:

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     Except as otherwise provided in Section 1.d., SCII hereby grants to
     Distributor, and Distributor hereby accepts from SCII, the exclusive right to market, sublicense, install, maintain and support the Products within the Territory, either directly and/or through such wholly owned subsidiaries of SSW (collectively, "SSW Subdistributors") and unaffiliated third parties (collectively, "Third-Party Subdistributors" and, together with SSW Subdistributors, "Subdistributors") as may be appointed by Distributor in accordance with this Section 1.a.

     4.  Section 1.b.:  Reference to "that SCII makes available to Distributor"
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in the second line of Section 1.b. is deleted and replaced with "that SCII makes available for third-party distribution within the Territory".

     5.  Section 1.c.:  The first sentence of Section 1.c. is deleted and
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replaced with the following:

     "Territory" means everywhere in the world except the United States of America, its territories, Puerto Rico and Canada.

     6.  Section 1.d.  The following Section 1.d. shall be inserted:
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     d.   Services.  Distributor acknowledges that SCII markets and provides,
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          and is not prohibited under this Agreement from marketing or providing, directly or through third parties, Commerce Services (as herein defined) to entities located in the Territory, and that Distributor is not authorized to market or provide the Commerce Services. Furthermore, Distributor acknowledges that specialized software, such as the Enabling Software (as herein defined), is required to enable and facilitate the use and provision of, and is an integral part of, certain of the Commerce Services. Accordingly, and notwithstanding anything in this Agreement to the contrary, SCII specifically shall have the right within the Territory to directly or indirectly market, sublicense, install, maintain and support:

               (A) GENTRAN:Basic, GENTRAN:Director, GENTRAN: Integrator,
          GENTRAN: SmartForms and any other similar PC software products marketed under the GENTRAN tradename (collectively, the "Enabling Software") the principal purpose of which is to enable or facilitate SCII's service offerings, marketed under the COMMERCE tradename, including without limitation COMMERCE:Network, COMMERCE:Exchange and other substantially similar service offerings (all such services collectively, "Commerce Services"); provided that the Enabling Software is marketed in the Territory by SCII and/or its subdistributors only in connection with the Commerce Services; and

               (B) Products that are a component of, integrated with, embedded in or provided as an add-on to COMMERCE:Exchange or any substantially similar service offering of SCII or its subdistributors (collectively, "Exchange

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          Components"). Distributor shall not be entitled to any payment hereunder with respect to Exchange Components and shall not market or sublicense Products as Exchange Components to licensees of Commerce Exchange or substantially similar service offerings ("Exchange Customers"). Notwithstanding the foregoing provisions of this clause
          (B), if Distributor or any Subdistributor independently brings to SCII's attention a potential purchaser of Exchange Components not theretofore known to SCII (or its subdistributors or affiliates), Distributor or such Subdistributor shall be entitled to a royalty from SCII for those Products (I) actually delivered to and licensed by such purchaser, and (II) with respect to which Distributor or such Subdistributor would have had full right to market and sublicense if not a component of, embedded in or provided as an add-on to COMMERCE:Exchange or any substantially similar service offering of SCII or its subdistributors (the "Exchange Offerings"). The amount of such royalty for any such referral shall be fifty percent (50%) of the relative value attributable to such Exchange Components within the particular Exchange Offering. In determining such value, consideration will be given to the relative functionality and significance of the different pieces of software contained in such Exchange Offering (including such Exchange Components), the relative list prices of such software and overall discounts, if any. The parties shall cooperate and work in good faith in making such determinations.

          In order to avoid interfering with SCII's Commerce Services business, neither Distributor nor any Subdistributor shall market or sublicense Enabling Software to the following persons or entities:

               (i) A person or entity that is a party to or an express third-party beneficiary under an agreement for the provision of Commerce Services; or

              (ii) A person or entity that is a subdistributor or remarketer of
                   Commerce Services or a Prospect (as herein defined). A Prospect shall be any person or entity that is in discussions or negotiations with SCII (or an affiliate of SCII) to become a subdistributor or remarketer of Commerce Services, as identified in a written notice to Distributor. From time to time, SCII shall provide Distributor with the list of such subdistributors and remarketers and Prospects.

          Subject to the prohibitions set forth in clauses (i) and (ii) above, Distributor and its Subdistributors may market, sublicense, install, maintain and support Enabling Software within the Territory. Without limiting the provisions above, in the event Distributor, an SSW Subdistributor or Third-Party Subdistributor sublicenses (x) Enabling Software to any of the persons or entities in clauses (i) or (ii) above or (y) Products as Exchange Components to Exchange Customers, the percentage royalty payable to SCII pursuant to Section 6 of this Agreement shall be 100% in the case of a sublicense by Distributor or an SSW Subdistributor, and 200%, in

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          the case of a sublicense by a Third-Party Subdistributor.

          SCII and Distributor and its Subdistributors acknowledge and agree that they will cooperate and communicate with one another in good faith and in a timely and responsive manner in order to promote full compliance with the provisions of this Section 1(d) and to avoid interfering with, and to in fact maximize, their respective marketing efforts within the Territory. Without limiting the generality of the preceding sentence, when SCII or Distributor (or any Subdistributor) is uncertain as to whether a prospective customer (whether end-user, reseller or otherwise) has a relationship that would be subject to the foregoing provisions of this Section 1(d), the party confronting such uncertainty shall make due inquiry of the other party hereunder in order to resolve such uncertainty as promptly as possible.

     7.  Section 2.e.: The fifth sentence of Section 2.e. is deleted and
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replaced with the following:

     Neither Distributor nor any Subdistributor will make any material modification or amendment to the Product Use Contract without SCII's prior written approval, such approval to be given on a case-by-case basis and not to be unreasonably withheld. For purposes of this Agreement, and without limiting the foregoing, any modification or amendment that has the effect of modifying the provisions of Sections 2 (Grant and Use of Software), 3 (Title and Confidentiality, 5 (Warranty and Liability), and 7 (Services) of the Product Use Contract shall be deemed material.

     8.  Section 2.f.:  Reference to "then current maintenance agreements" in
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the first sentence of Section 2.f. shall be deleted and replaced with "under then current Product Use Contracts."

     9.  Section 4.b.:  The first sentence of Section 4.b. is deleted and
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replaced with the following:

     SCII may accept or reject at its discretion any non-standard order or non-standard Product Use Contract that has been materially modified or amended without SCII's prior written consent as required under Section 2.e, subject to any written and binding commitment that SCII may hereafter make to Distributor outside of this Agreement.

     10.  Exhibit C: The third paragraph under the heading DISTRIBUTOR PROFILE
          ---------
is hereby deleted and replaced with the following:

     Future financials both with and, to the extent publicly available, without SCII Product representation;

     11.   Exhibit D: Exhibit D of the Agreement is hereby amended as follows:
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      (i) Paragraph 2.1: Paragraph 2.1 is deleted in its entirety and replaced
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          with the following:

          In consideration of the payment by Customer of the Product Use Charge(s) as provided for in this Contract and more specifically defined in the Schedule and subject to the terms and conditions set forth in this Contract, Licensor hereby grants to Customer a personal, non-transferable and non-exclusive right to execute one copy of the applicable Software only at the designated Computer Installation(s) specified in the Schedule.

     (ii) Paragraph 2.6: The phrase "during the term of this Contract," in the
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          first line of Paragraph 2.6 is hereby deleted. The brackets surrounding the word "Australia" are hereby deleted.

    (iii) Paragraph 4.2: The brackets surrounding the phrase "the currency of
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          the Installation Country" in Paragraph 4.2 are hereby deleted.

     (iv) Paragraph 6.3: The reference to "Paragraph 7.3" in the last line of
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          Paragraph 6.3 is hereby deleted and replaced with "Paragraph 6.3."

      (v) Paragraph 6.5. After "Paragraph 2.6," insert "Section 3.0."
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     As soon as practicable after date hereof, SCII will prepare an amended and restated Exhibit D incorporating solely those amendments set forth in this
Section 9.

     12. On and after the date hereof, each reference in the Agreement to "this Agreement," "hereunder," "herein" or words of like import referring to the Agreement will be a reference to the Agreement as amended by this Amendment No.1.

     13. Except as specifically amended by this Amendment No.1, the Agreement will remain in full force and effect and is hereby ratified and confirmed.

STERLING COMMERCE B.V.                  STERLING SOFTWARE
                                        INTERNATIONAL, INC.


By: /s/ Albert K. Hoover                By: /s/ James E. Jenkins, Jr.
    ------------------------------          -----------------------------------
Name: Albert K. Hoover                  Name: James E. Jenkins, Jr.
Title: Managing Director                Title: Vice President

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